UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2006

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Program for Fiscal 2007

                On June 1, 2006, Lawson Software, Inc. (“Lawson”) approved its non-employee director compensation program for fiscal 2007.  Under that program, each non-employee director will be eligible to receive the following from the company.  H. Richard Lawson, Romesh Wadhwani and Steven Chang, who are each non-employee directors, have elected not to receive any cash compensation or stock options under this program.

1.                                      Quarterly Cash Retainer for Non-Employee Directors.  Commencing with the first fiscal quarter ending August 31, 2006, non-employee directors will be eligible to receive $16,250 per fiscal quarter, payable in arrears promptly after the end of each fiscal quarter.  A non-employee director must be a member of the Board of Directors for at least one-half of a fiscal quarter to be eligible to receive the full cash retainer for that fiscal quarter.

2.                                      Quarterly Stipend for Committee Chairs.  Commencing with the first fiscal quarter ending August 31, 2006, each of the three committee chairs will be eligible to receive the following quarterly stipend, payable in arrears promptly after the end of each fiscal quarter.  Each committee chair must serve in that capacity at least one-half of a fiscal quarter to be eligible to receive the full stipend for that fiscal quarter.

Quarterly Stipend
Audit Committee Chair	$4,000
Compensation Committee Chair	$2,500
Corporate Governance Committee Chair	$2,500

3.                                      Initial Stock Option Grant for New Non-Employee Directors.  Each of the two non-employee directors who first joined the Board of Directors on May 11, 2006 will be eligible to receive on June 1, 2006, a grant of 40,000 nonqualified stock options under Lawson’s 1996 Stock Incentive Plan, at an exercise price equal to the closing price on Nasdaq on May 31, 2006.  If any other non-employee directors join the Board at any time after May 31, 2006, they will be eligible to receive an initial grant of 40,000 nonqualified stock options (under Lawson’s 2001 Stock Incentive Plan) upon joining the Board of Directors (with an exercise price equal to the closing pricing on Nasdaq on the trading day immediately prior to the date of grant).  The above stock options will have a seven year term after the date of grant and will be 100% vested (exercisable) upon the date of grant.

4.                                      Annual Stock Option Grant to Existing Non-Employee Directors.  Each of the non-employee directors who first joined the Board of Directors before May 11, 2006 will be eligible to receive on June 1, 2006, a grant of 20,000 nonqualified stock options under Lawson’s 1996 Stock Incentive Plan, at an exercise price equal to the closing price on Nasdaq on May 31, 2006.  Unless otherwise determined by the Board of Directors, on each subsequent June 1, each non-employee director who has been a director for at least one-half of the previous fiscal year will be eligible to receive on that June 1 a grant of 20,000 nonqualified stock options under Lawson’s 2001 Stock Incentive Plan, at an exercise price equal to the closing price on Nasdaq on the trading day immediately prior to the date of grant.  If a person has been a non-employee director for less than one-half of a fiscal year, the Board of Directors will determine whether that person should receive all or any portion of such 20,000 stock options.  The above stock options will have a seven year term after the date of grant and will be 100% vested (exercisable) upon the date of grant.

5.                                      Umbrella Liability Insurance.  Lawson has purchased through Marsh (as the broker) group excess personal liability umbrella insurance in the amount of $15 million per director.  Each director must maintain sufficient underlying limits.  Lawson may elect to renew this insurance coverage each March.  The annual cost of this program will be a taxable benefit to each director (currently $2,672 per year)

6.                                      Expense Reimbursement.  Lawson will reimburse each non-employee director for travel and other reasonable out-of-pocket expenses incurred as a director or member of a committee of the Board of Directors.  Airfare will be reimbursed based on the lower of (i) the actual costs of air travel or (ii) the cost of first class air travel on a commercial flight.

Financial and Estate Planning Reimbursement Program for Executive Officers

                On June 1, 2006, Lawson Software, Inc. adopted a financial/estate planning reimbursement program for principal officers and other executive officers of the company.  Under that program, each executive officer is eligible for reimbursement by the company of up to $5,000 in fees and expenses incurred for personal financial and estate planning each fiscal year.  Based on the current number of eight executive officers, the company expects that this program will cost the company approximately $40,000 per fiscal year.

Amendment of Employment Agreements with Two Principal Officers

                On June 1, 2006, Lawson amended each of the existing employment agreements with Harry Debes, chief executive officer, and Bertrand Sciard, chief operating officer.  Under each respective addendum, Messrs. Debes and Sciard will be eligible to participate in the company’s Executive Change in Control Severance Pay Plan for Tier 1 Executives that was first adopted in January 2005 (the “Tier 1 CIC Plan”).  As stated in the Tier 1 CIC Plan, any severance payments under the Tier 1 CIC Plan will be reduced by the amount of any severance payments under their employment agreements.

Related Party Contract with an Affiliate of Symphony Technology Group

                Prior to the merger of Lawson Software, Inc. and Intentia International AB in April 2006, Intentia International entered into a Master Offshoring Agreement dated May 5, 2005 with Symphony Service Corporation (the “Symphony Service Agreement”).  Romesh Wadhwani, who is a director of Lawson, controls Symphony Technology II-A, L.P., a Delaware limited partnership (commonly referred to as the “Symphony Technology Group” or “STG”) which beneficially owns or controls approximately 14% of Lawson’s outstanding common stock.  STG owns a controlling interest in Symphony Service Corporation.  On June 1, 2006, the Board of Directors of Lawson (with Mr. Wadhwani abstaining), established the following guidelines for the Symphony Service Agreement:

The company may, in the ordinary course of business and on terms that are generally no less favorable to Lawson than could be obtained from an available unaffiliated third party, execute amendments or statements of work to the Symphony Service Agreement (to increase or decrease the number and types of Symphony Service Corporation’s offshore personnel and effect other changes), so long as:  (1) the aggregate  services fees paid to Symphony Service Corporation do not exceed $7.5 million per fiscal year and (2) the total payments to or from STG or any affiliate of STG do not exceed 5% of the aggregate annual revenue of STG or Lawson.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: June 7, 2006	By: Harry Debes
Harry Debes
Chief Executive Officer